UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07      Submission of Matters to a Vote of Security Holders

The Company held its 2017 annual stockholder meeting on June 19, 2017. The following matters were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

(1) A proposal to elect the following seven individuals to our Board of Directors: Dennis P. Calvert, Kenneth R. Code, Dennis E. Marshall, Joseph L. Provenzano, Kent C. Roberts II, John S. Runyan, and Jack B. Strommen.

(2) Advisory approval of the Company’s executive compensation.

(3) A proposal to ratify the appointment of Haskell & White LLP as our independent public accounting firm for the 2017 fiscal year.

A quorum was present in person or by proxy. Each matter was approved. The voting results are as follows:

Proposal One	Votes For	Votes Withheld	Broker Non-Vote
Dennis P. Calvert	27,539,313	295,800	28,157,420
Kenneth R. Code	27,531,548	303,565	28,157,420
Dennis E. Marshall	27,632,565	202,548	28,157,420
Joseph L. Provenzano	27,397,725	437,388	28,157,420
Kent C. Roberts II	27,755,103	80,010	28,157,420
John S. Runyan	27,753,403	81,710	28,157,420
Jack B. Strommen	27,401,725	433,388	28,157,420

Proposal 2 and 3	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2	31,052,733	342,142	240,267	21,119,013
3	50,180,196	345,782	2,228,177	-

For the Advisory Approval of Executive Compensation, prior year votes are as follows:

Year	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2016	31,052,733	342,142	240,267	21,119,013
2015	31,788,604	97,649	143,630	17,585,688

There were no director nominees other than as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2017	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer